Exhibit 10.22

REVOLVING PROMISSORY NOTE

Omaha, Nebraska	$1,354,000.00
Note Date: April 24, 2008
Maturity Date: April 24, 2009

On or before April 24, 2009, HIGHWATER ETHANOL, LLC (“BORROWER”), promises to pay to the order of Deere Credit, Inc. (“BANK”) in care of FIRST NATIONAL BANK OF OMAHA at its headquarters in Omaha, Nebraska and in its capacity as the ADMINISTRATIVE AGENT for the BANKS under the AGREEMENT (as defined below), the principal sum hereof, which shall be One Million Three Hundred Fifty-Four Thousand and No/100 Dollars ($1,354,000.00) or so much thereof as may have been advanced by BANK and shown on the records of the ADMINISTRATIVE AGENT to be outstanding under this REVOLVING PROMISSORY NOTE.  Interest on the principal balance from time to time outstanding will accrue at the rate provided for in the AGREEMENT, adjusting as provided for in the AGREEMENT.  Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.  Interest on the REVOLVING LOAN shall be payable monthly, in arrears.

The interest rate applicable to this REVOLVING NOTE is subject to reduction after a date six months subsequent to the CONSTRUCTION LOAN TERMINATION DATE, as provided for in Section 2.15 of the AGREEMENT.

This REVOLVING PROMISSORY NOTE is executed pursuant to that certain Construction Loan Agreement dated April 24, 2008 between BANKS and BORROWER (the Construction Loan Agreement, together with all amendments, modifications and supplements thereto and all restatements and replacements thereof is called the (“AGREEMENT”).  The AGREEMENT, and any amendments or substitutions thereof or thereto, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this REVOLVING PROMISSORY NOTE by reference.  All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the AGREEMENT.

The aggregate unpaid principal amount hereof plus interest shall become immediately due and payable without demand or further action on the part of the ADMINISTRATIVE AGENT or BANK upon the occurrence of an EVENT OF DEFAULT as set forth under the AGREEMENT or any other LOAN DOCUMENT.  If the maturity date of this REVOLVING PROMISSORY NOTE is accelerated as a consequence of an EVENT OF DEFAULT, then the AGENT shall have all the rights and remedies provided for in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity.  The rights, powers, privileges, options and remedies of AGENT provided in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of AGENT, and may be exercised as often as occasion therefor shall occur.  No delay or discontinuance in the exercise of any right, power, privilege, option or remedy shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy.  Without limiting the generality of the foregoing, the ADMINISTRATIVE AGENT’s waiver of an EVENT OF DEFAULT shall not constitute a waiver of acceleration in connection with any future EVENT OF DEFAULT.  The ADMINISTRATIVE AGENT may rescind any acceleration of this REVOLVING PROMISSORY NOTE without in any way waiving or affecting any acceleration of this REVOLVING PROMISSORY NOTE in the future as a consequence of an EVENT OF DEFAULT.  The ADMINISTRATIVE AGENT’s acceptance of partial payment or partial performance shall not in any way affect or rescind any acceleration of this REVOLVING PROMISSORY NOTE made by the ADMINISTRATIVE AGENT.

Unless prohibited by law, BORROWER will pay on demand all reasonable costs of collection, reasonable legal expenses and reasonable attorneys’ fees and costs incurred or paid by BANK in collecting and/or enforcing this REVOLVING PROMISSORY NOTE.  Furthermore, BANK reserves the right to offset without notice all funds held by BANK against debts owing to BANK by BORROWER.

All makers and endorsers hereby waive presentment, demand, protest and notice of dishonor, consent to any number of extensions and renewals for any period without notice; and consent to any substitution, exchange or release of collateral, and to the addition or releases of any other party primarily or secondarily liable.

[SIGNATURE PAGE FOLLOWS]

Executed as of the Note Date set forth above.

HIGHWATER ETHANOL, LLC, a Minnesota limited liability company

By:	/s/ Brian Kletscher
Brian Kletscher, President